UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2005

INTERNATIONAL SPORTS AND MEDIA GROUP, INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-27487 (Commission File Number)	88-0350156 (IRS Employer Identification No.)

1635 Rosecrans Street, Ste. D San Diego, CA (Address of principal executive offices)		92106 (Zip Code)

Registrant's telephone number, including area code: (858) 488-7775

____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On February 25, 2006, we terminated our license agreement with Haig International, Inc., owner of the original The All American Burger, located in Los Angeles, California. The license agreement was originally through our subsidiary, Global Hospitality Group, a California corporation ("GHG"), formed in February 2004. GHG was to focus on building working relationships with food and beverage owners, operators, suppliers and strategic partners to build a broad range portfolio in the hospitality business, which currently includes fast food operations. Under the license agreement, GHG was to license the right to use the name and logo of The All American Burger, to establish The All American Burger restaurants, and to offer franchises for The All American Burger restaurants. The exclusive license agreement had a term of 15 years. This agreement was filed with International Sports and Media Group, Inc.'s (the "Company") Form 10-KSB, as amended, for the year ended December 31, 2003.

We terminated this agreement because we were unable to capitalize on the opportunities available as a result of the agreement and thus, were unable to comply with the obligations in the agreement. We are currently determining our responsibilities as a result of terminating this agreement, which we believe is limited to the issuance of 3,500,000 shares of common stock of GHG to Haig International, Inc. These shares were issued in June 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 5, 2005, Gordon F. Lee resigned as a director of the Company. Mr. Lee's resignation was not because of any disagreement with the Company over its operations, policies or practices.

Item 3.02 Unregistered Sales of Equity Securities

Issuances of restricted common stock since the Company's last report are as set forth below. All securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D. All shares were issued with a restrictive legend.

Date	Title and Amount	Class of Persons
December 6, 2005	25,000 restricted shares of common stock at $.20 per share	Investor
January 2, 2006	5,000 restricted shares of common stock at $.20 per share	Investor
January 3, 2006	5,000 restricted shares of common stock at $.20 per share	Investor
January 15, 2006	20,000 restricted shares of common stock at $.20 per share	Investor
January 17, 2006	10,000 restricted shares of common stock at $.35 per share	Consultant
January 17, 2006	10,000 restricted shares of common stock at $.20 per share	Investor
January 23, 2006	25,000 restricted shares of common stock at $.20 per share	Investor
January 25, 2006	25,000 restricted shares of common stock at $.20 per share	Investor
January 30, 2006	100,000 restricted shares of common stock at $.29 per share	Consultant
January 31, 2006	150,000 restricted shares of common stock at $.30 per share	Consultant
January 31, 2006	40,000 restricted shares of common stock at $.30 per share (represented by property valued at this amount)	Investor
January 31, 2006	100,000 restricted shares of common stock at $.30 per share	Consultant
January 31, 2006	5,000 restricted shares of common stock at $.29 per share	Consultant
February 2, 2006	27,500 restricted shares of common stock at $.20 per share	Investor
February 2, 2006	200,000 restricted shares of common stock at $.29 per share	Consultant
February 2, 2006	400,000 restricted shares of common stock at $.29 per share	Consultant
February 2, 2006	250,000 restricted shares of common stock at $.29 per share	Lonn Paul, Director
February 2, 2006	100,000 restricted shares of common stock at $.29 per share	Consultant
February 2, 2006	250,000 restricted shares of common stock at $.29 per share	Consultant
February 22, 2006	75,000 restricted shares of common stock at $.29 per share	Consultant
February 22, 2006	125,000 restricted shares of common stock at $.20 per share	Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: March 8, 2006

/s/ Yan Skwara Yan Skwara President